Exhibit 99.1

April 23, 2025

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports first quarter 2025 results
Led the industry in domestic unit revenue performance
Ratified two agreements with Alaska and Hawaiian flight attendants represented by AFA
Generated operating cash flow of $459 million
Repurchased $149 million in shares year-to-date1

SEATTLE — Alaska Air Group (NYSE: ALK) today reported financial results for the first quarter ending March 31, 2025.

Our team is executing well on integration milestones, cost performance, synergy capture and the initiatives that underpin the Alaska Accelerate plan. Our efforts to deliver $1 billion in incremental profit by 2027 are off to a strong start.

“Alaska is built for times like these with our relentless focus on safety, care and performance,” said CEO Ben Minicucci. “Amid the economic uncertainty, our teams controlled what they can control and delivered results that strengthen our foundation for the long term. We’re growing scale, relevance and loyalty in our hubs, we’re already recognizing synergies from the combination with Hawaiian Airlines, and our employees have never been more engaged and excited about our future. Between the progress on our Alaska Accelerate strategic plan and the resilient business model we’ve built over decades, Alaska is well positioned to thrive in the years ahead.”

Quarter in Review:
Air Group's Consolidated Statement of Operations, Consolidated Balance Sheets, and Summary Cash Flow include Hawaiian Airlines from September 18, 2024 onward. For comparability of financial and operational results, historical information has also been provided on a pro forma basis within the Supplementary Combined Comparative Operating Information in this filing and in prior 8-K filings. The pro forma information provided assumes Hawaiian is included in both 2024 and 2025.

Q1 2025 Results	Prior Expectation	Actual Results
Capacity (ASMs) % change versus pro forma 2024	Up 2.5% to 3.5%	Up ~3.9%
RASM % change versus pro forma 2024	Up high-single digits	Up ~5.0%
CASMex % change versus pro forma 2024	Up low-single digits to mid-single digits	Up ~2.1%
Economic fuel cost per gallon	n/a	$2.61
Adjusted loss per share	$(0.70) to $(0.50)	$(0.77)

Our Generally Accepted Accounting Principles (GAAP) pretax margin for the first quarter was (7.4)%, with a GAAP net loss per share of $1.35. On an adjusted basis, our pretax margin was (4.5)%, with a net loss per share of $0.77. While macroeconomic
1 Year-to-date repurchases through April 22, 2025

factors and a softening demand environment began to negatively impact our results in February, we still delivered a 7 point year-over-year improvement to our adjusted pretax margin on a pro forma basis.

Air Group capacity grew 3.9% during the quarter, approximately 1 point higher than expected, reflecting lower than expected flight cancellation rates. Total revenue grew 9.0% year-over-year, with unit revenue up 5.0% year-over-year — a result we believe will lead the industry, despite a 3 point impact from softening demand. Premium revenue remains resilient, up 10% year-over-year, and our loyalty program cash remuneration grew 12% year-over-year. Our revenue results reflect progress on key initiatives, such as network changes and synergies which are tracking in line with expectations.

Unit costs increased 2.1% year-over-year. This cost performance is in line with our expectations, and inclusive of the new Alaska flight attendant contract, which was ratified in February. Economic fuel price per gallon was $2.61 in the first quarter, reflecting moderating crude oil prices offset by elevated West Coast refining margins.

Our consolidated results reflect strong initial progress on the integration of Hawaiian Airlines, and the synergies it unlocks. We are realizing benefits from our combined network, improved asset utilization and greater connectivity for our guests. In the first quarter, Hawaiian unit revenue increased 8.8% year-over-year, and Hawaiian's adjusted pretax margin improved 14 points.
Second Quarter and Full Year Forecast Information:

For the second quarter of 2025, we expect the following results. Although overall bookings have stabilized as we look forward, our guidance reflects approximately 6 points of revenue impact to the second quarter due to recent demand softness. Consistent with prior commentary and expectations, Q2 2025 faces the most cost pressure while unit costs are expected to improve sequentially through the second half of the year.

Q2 Expectation
Capacity (ASMs) % change versus pro forma 2024	Up 2% to 3%
RASM % change versus pro forma 2024	Flat to down low single digits
CASMex % change versus pro forma 2024	Up mid to high single digits
Adjusted earnings per share	$1.15 to $1.65

Given recent economic uncertainty and volatility, we are not providing an update to our full year 2025 guidance. We are assessing a variety of scenarios, and expect to be solidly profitable in 2025 even if revenue remains pressured throughout the second half of the year. Absent the softer macroeconomic outlook, areas of our business within our control are performing well and in line with our prior expectations. We will provide further updates to full year guidance later this year.

Financial Results and Updates:
•Reported GAAP net loss for the first quarter of 2025 of $166 million, or $1.35 per share, which includes Hawaiian results, compared to net loss of $132 million, or $1.05 per share, for the first quarter of 2024, which does not include Hawaiian results.
•Reported net loss for the first quarter of 2025, excluding special items and other adjustments, of $95 million, or $0.77 per share, which includes Hawaiian results, compared to net loss of $116 million, or $0.92 per share, for the first quarter of 2024, which does not include Hawaiian results.

•On a pro forma basis, adjusted pretax loss improved $190 million from $330 million in the first quarter of 2024 to $140 million in the first quarter of 2025.
•Repurchased 1.8 million shares of common stock for approximately $107 million in the first quarter, with year-to-date repurchases totaling $149 million as of April 22, 2025.
•Generated $459 million in operating cash flow for the first quarter.
•Held $2.5 billion in unrestricted cash and marketable securities as of March 31, 2025.

Operational Updates:
•Ratified a three-year collective bargaining agreement (CBA) with Alaska's more than 6,900 AFA-represented flight attendants, recognizing them for their contributions to the company's success.
•Ratified a three-year extension of the existing CBA with Hawaiian's more than 2,100 AFA-represented flight attendants. The extension includes Hawaiian flight attendants in the company's Performance-Based Pay and Operational Performance Rewards programs, as well as other improved benefits.
•Reached a Tentative Agreement for an updated CBA with Horizon technicians, represented by AMFA.
•Expanded our combined fleet by eight aircraft during the quarter, adding four 737-9s, one 787-9, one E175, and two A330-300 freighters.
•Announced growth at our San Diego hub with three new nonstop routes to Phoenix, Chicago O'Hare, and Denver, as well as increased flight frequencies to Las Vegas, Sacramento, Salt Lake City, and San Jose to begin later this year.

Integration Updates:
•Enhanced loyalty program benefits by offering status matching and reciprocal mileage earn between our Mileage Plan and HawaiianMiles programs.
•Continued to bring our operations closer together by co-locating Alaska and Hawaiian stations in Los Angeles, New York JFK, Phoenix, and San Francisco in order to provide a more seamless travel experience for our guests.
•Completed co-location of Alaska and Hawaiian Air Cargo operations in four Hawaiian locations — Honolulu, Maui, Kona, and Līhuʻe.
•Unified cargo booking systems, allowing customers to book shipments across both networks more easily.

Other Updates:
•Introduced the Horizon Air Pilot Development Program in Hawai'i, the first of its kind in the state, providing students with a path to join Horizon Air while easing the financial burden of training costs.
•Announced investment in Loft Dynamics to develop the first hyper-realistic, full-motion Boeing 737 VR simulator, aiming to enhance pilot training and inform future training solutions across the industry.
•Named the best airline of 2025 by NerdWallet based on loyalty program value, elite status benefits, operational strength, and more.
•Named to Newsweek Reader's Choice list of top 10 best airport lounges in the U.S., a recognition of our continued investment in the lounge experience for guests traveling through our hubs.

The following table reconciles the company's reported GAAP net loss per share (EPS) for the three months ended March 31, 2025 and 2024 to adjusted amounts.

	Three Months Ended March 31,
	2025		2024
(in millions, except per share amounts)	Dollars	Per Share	Dollars	Per Share
Net loss	$(166)	$(1.35)	$(132)	$(1.05)
Adjusted for:
Mark-to-market fuel hedge adjustments	(3)	(0.02)	(13)	(0.10)
Losses on foreign debt	5	0.04	—	—
Special items - operating	91	0.74	34	0.27
Income tax effect of adjustments above	(22)	(0.18)	(5)	(0.04)
Adjusted net loss	$(95)	$(0.77)	$(116)	$(0.92)

A conference call regarding the first quarter results will be streamed online at 8:30 a.m. PDT on April 24, 2025. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a discussion of risks and uncertainties that may cause our forward-looking statements to differ materially, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Some of these risks include competition, labor costs, relations and availability, general economic conditions, increases in operating costs including fuel, uncertainties regarding the ability to successfully integrate the operations of the recently completed acquisition of Hawaiian Holdings, Inc. and the ability to realize anticipated cost savings, synergies, or growth from the acquisition, inability to meet cost reduction and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines, Hawaiian Airlines and Horizon Air are subsidiaries of Alaska Air Group, with McGee Air Services a subsidiary of Alaska Airlines. With hubs in Seattle, Honolulu, Portland, Anchorage, Los Angeles, San Diego and San Francisco, we deliver remarkable care as we fly our guests to more than 140 destinations throughout North America, Latin America, Asia and the Pacific. Alaska is a member of the oneworld Alliance with Hawaiian scheduled to join in 2026. With oneworld and our additional global partners, guests can earn and redeem miles for travel to over 1,000 worldwide destinations. Guests can book travel at alaskaair.com and hawaiianairlines.com. Learn more about what’s happening at Alaska and Hawaiian. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
(in millions, except per share amounts)	2025	2024	Change
Operating Revenue
Passenger revenue	$2,808	$2,004	40%
Loyalty program other revenue	207	164	26%
Cargo and other revenue	122	64	91%
Total Operating Revenue	3,137	2,232	41%

Operating Expenses
Wages and benefits	1,127	804	40%
Variable incentive pay	62	44	41%
Aircraft fuel, including hedging gains and losses	681	565	21%
Aircraft maintenance	220	122	80%
Aircraft rent	62	47	32%
Landing fees and other rentals	242	165	47%
Contracted services	145	97	49%
Selling expenses	100	77	30%
Depreciation and amortization	194	126	54%
Food and beverage service	85	58	47%
Third-party regional carrier expense	64	54	19%
Other	261	205	27%
Special items - operating	91	34	168%
Total Operating Expenses	3,334	2,398	39%
Operating Loss	(197)	(166)	(19)%

Non-operating Income (Expense)
Interest income	26	17	53%
Interest expense	(66)	(35)	89%
Interest capitalized	12	6	100%
Other - net	(8)	—	NM
Total Non-operating Expense	(36)	(12)	200%
Loss Before Income Tax	(233)	(178)
Income tax benefit	(67)	(46)
Net Loss	$(166)	$(132)

Basic Loss Per Share	$(1.35)	$(1.05)
Diluted Loss Per Share	$(1.35)	$(1.05)
Weighted Average Shares Outstanding used for computation:
Basic	123.134	125.970
Diluted	123.134	125.970

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$1,044	$1,201
Restricted cash	28	29
Marketable securities	1,420	1,274
Total cash, restricted cash, and marketable securities	2,492	2,504
Receivables - net	569	558
Inventories and supplies - net	206	199
Prepaid expenses	281	307
Other current assets	173	192
Total Current Assets	3,721	3,760

Property and Equipment
Aircraft and other flight equipment	12,619	12,273
Other property and equipment	2,197	2,173
Deposits for future flight equipment	700	883
	15,516	15,329
Less accumulated depreciation and amortization	(4,649)	(4,548)
Total Property and Equipment - net	10,867	10,781

Other Assets
Operating lease assets	1,313	1,296
Goodwill	2,724	2,724
Intangible assets - net	859	873
Other noncurrent assets	334	334
Total Other Assets	5,230	5,227

Total Assets	$19,818	$19,768

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions, except share amounts)	March 31, 2025	December 31, 2024
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$237	$186
Accrued wages, vacation and payroll taxes	749	1,001
Air traffic liability	2,204	1,712
Other accrued liabilities	1,042	997
Deferred revenue	1,727	1,592
Current portion of long-term debt	519	442
Current portion of operating lease liabilities	214	207
Current portion of finance lease liabilities	8	8
Total Current Liabilities	6,700	6,145

Noncurrent Liabilities
Long-term debt, net of current portion	4,290	4,491
Operating lease liabilities, net of current portion	1,200	1,198
Finance lease liabilities, net of current portion	45	47
Deferred income taxes	871	934
Deferred revenue	1,587	1,664
Obligation for pension and post-retirement medical benefits	457	460
Other liabilities	531	457
Total Noncurrent Liabilities	8,981	9,251

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2025 - 142,980,909 shares; 2024 - 141,449,174 shares, Outstanding: 2025 - 122,884,518 shares; 2024 - 123,119,199 shares	1	1
Capital in excess of par value	844	811
Treasury stock (common), at cost: 2025 - 20,096,391 shares; 2024 - 18,329,975 shares	(1,238)	(1,131)
Accumulated other comprehensive loss	(234)	(239)
Retained earnings	4,764	4,930
Total Shareholders' Equity	4,137	4,372
Total Liabilities and Shareholders' Equity	$19,818	$19,768

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
	Three Months Ended March 31,
(in millions)	2025	2024
Cash Flows from Operating Activities:
Net Loss	$(166)	$(132)
Adjustments to reconcile net loss to net cash provided by operating activities	266	168
Changes in working capital	359	256
Net cash provided by operating activities	459	292

Cash Flows from Investing Activities:
Property and equipment additions	(238)	(57)
Supplier proceeds	—	162
Other investing activities	(143)	213
Net cash provided by (used in) investing activities	(381)	318

Cash Flows from Financing Activities:	(236)	(5)

Net increase (decrease) in cash and cash equivalents	(158)	605
Cash, cash equivalents, and restricted cash at beginning of period	1,257	308
Cash, cash equivalents, and restricted cash at end of the period	$1,099	$913

SPECIAL ITEMS (unaudited)

Air Group has classified certain operating activity as special items due to their unusual or infrequently occurring nature. We believe disclosing information about these items separately improves comparable year-over-year analysis and allows stakeholders to better understand our results of operations. A description of the special items is provided below.

Labor and other: Labor and other costs in 2025 were primarily for changes to Alaska flight attendants' sick leave benefits pursuant to a new collective bargaining agreement ratified in the first quarter. Costs in 2024 were primarily associated with the retirement of Alaska's Airbus and Horizon's Q400 aircraft.

Integration costs: Integration costs are associated with the acquisition of Hawaiian Airlines and primarily consist of employee-related and other merger costs.

	Three Months Ended March 31,
(in millions)	2025	2024
Operating Expenses
Labor and other	51	26
Integration costs	40	8
Special items - operating	$91	$34

OPERATING STATISTICS (unaudited)
A manual recalculation of certain figures using rounded amounts may not agree directly to the actual figures presented in the table below.
	Three Months Ended March 31,
	2025	2024	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	13,159	9,774	34.6%
RPMs (000,000) "traffic"	17,257	12,524	37.8%
ASMs (000,000) "capacity"	21,219	15,378	38.0%
Load factor	81.3%	81.4%	(0.1) pts
Yield	16.28¢	16.00¢	1.8%
PRASM	13.24¢	13.03¢	1.6%
RASM	14.79¢	14.51¢	1.9%
CASMex(b)	11.89¢	11.60¢	2.5%
Economic fuel cost per gallon(b) (c)	$2.61	$3.08	(15.3)%
Fuel gallons (000,000)(c)	262	188	39.4%
ASMs per gallon	80.9	81.8	(1.1)%
Departures (000)	123.8	95.7	29.4%
Average full-time equivalent employees (FTEs)	29,773	23,013	29.4%
Operating fleet(d)	399	315	84 a/c
Alaska Airlines Operating Statistics:
RPMs (000,000) "traffic"	11,723	11,422	2.6%
ASMs (000,000) "capacity"	14,345	14,035	2.2%
Economic fuel cost per gallon	$2.61	$3.05	(14.4)%
Hawaiian Airlines Operating Statistics:
RPMs (000,000) "traffic"	4,307	—	n/a
ASMs (000,000) "capacity"	5,366	—	n/a
Economic fuel cost per gallon(c)	$2.50	—	n/a
Regional Operating Statistics:(e)
RPMs (000,000) "traffic"	1,227	1,102	11.3%
ASMs (000,000) "capacity"	1,508	1,343	12.3%
Economic fuel cost per gallon	$2.80	$3.27	(14.4)%
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Excludes operations under the Air Transportation Services Agreement (ATSA) with Amazon.
(d)Includes aircraft owned and leased by Alaska, Hawaiian, and Horizon as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes all aircraft removed from operating service.
(e)Data presented includes information related to flights operated by Horizon and third-party carriers.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
We are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. Amounts in the tables below are rounded to the nearest million. As a result, a manual recalculation of certain figures using these rounded amounts may not agree directly to the actual figures presented in the tables below.

Adjusted Loss Before Income Tax Reconciliation
	Three Months Ended March 31,
(in millions)	2025	2024
Loss before income tax	$(233)	$(178)
Adjusted for:
Mark-to-market fuel hedge adjustment	(3)	(13)
Losses on foreign debt	5	—
Special items - operating	91	34
Adjusted loss before income tax	$(140)	$(157)

Pretax margin	(7.4)%	(8.0)%
Adjusted pretax margin	(4.5)%	(7.0)%

CASMex Reconciliation
	Three Months Ended March 31,
(in millions)	2025		2024
Total operating expenses	$3,334		$2,398
Less the following components:
Aircraft fuel, including hedging gains and losses	681		565
Freighter costs	41		15
Special items - operating	91		34
Total operating expenses, excluding fuel, freighter costs, and special items	$2,521		$1,784

ASMs	21,219		15,378
CASMex	11.89	¢	11.60	¢

Fuel Reconciliation
	Three Months Ended March 31,
	2025		2024
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$681	$2.60	$565	$3.01
Losses on settled hedges	3	0.01	13	0.07
Economic fuel expense	$684	$2.61	$578	$3.08
Mark-to-market fuel hedge adjustment	(3)	(0.01)	(13)	(0.07)
Aircraft fuel, including hedging gains and losses	$681	$2.60	$565	$3.01
Fuel gallons		262		188

Debt-to-capitalization, including leases
(in millions)	March 31, 2025	December 31, 2024
Long-term debt, net of current portion	$4,290	$4,491
Capitalized operating leases	1,414	1,405
Capitalized finance leases	53	55
Adjusted debt, net of current portion of long-term debt	5,757	5,951
Shareholders' equity	4,137	4,372
Total Invested Capital	$9,894	$10,323

Debt-to-capitalization ratio, including leases	58%	58%

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	March 31, 2025	December 31, 2024
Long-term debt	$4,809	$4,933
Capitalized operating leases	1,414	1,405
Capitalized finance leases	53	55
Total adjusted debt	6,276	6,393
Less: Total cash and marketable securities	2,464	2,475
Adjusted net debt	$3,812	$3,918

(in millions)	Twelve Months Ended March 31, 2025	Twelve Months Ended December 31, 2024
Operating Income(a)	$539	$570
Adjusted for:
Special items - operating	402	345
Mark-to-market fuel hedge adjustments	(18)	(28)
Gain on foreign debt	(5)	(10)
Depreciation and amortization	651	583
Aircraft rent	222	207
EBITDAR	$1,791	$1,667

Adjusted net debt to EBITDAR	2.1x	2.4x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended March 31, 2025
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$1,757	$653	$398	$—	$2,808	$—	$2,808
Loyalty program other revenue	152	39	16	—	207	—	207
Cargo and other revenue	65	55	—	2	122	—	122
Total Operating Revenue	1,974	747	414	2	3,137	—	3,137
Operating Expenses
Operating expenses, excluding fuel	1,608	640	333	(19)	2,562	91	2,653
Fuel expense	419	174	91	—	684	(3)	681
Total Operating Expenses	2,027	814	424	(19)	3,246	88	3,334
Non-operating Expense	(2)	(21)	—	(8)	(31)	(5)	(36)
Income (Loss) Before Income Tax	$(55)	$(88)	$(10)	$13	$(140)	$(93)	$(233)

	Three Months Ended March 31, 2024
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$1,629	$—	$375	$—	$2,004	$—	$2,004
Loyalty program other revenue	149	—	15	—	164	—	164
Cargo and other revenue	62	—	—	2	64	—	64
Total Operating Revenue	1,840	—	390	2	2,232	—	2,232
Operating Expenses
Operating expenses, excluding fuel	1,514	—	299	(14)	1,799	34	1,833
Fuel expense	485	—	93	—	578	(13)	565
Total Operating Expenses	1,999	—	392	(14)	2,377	21	2,398
Non-operating Expense	(3)	—	—	(9)	(12)	—	(12)
Income (Loss) Before Income Tax	$(162)	$—	$(2)	$7	$(157)	$(21)	$(178)
(a) Includes consolidating entries, Air Group parent company, Horizon, McGee Air Services, and other immaterial business units.
(b) The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges.
(c) Includes special items, mark-to-market fuel hedge accounting adjustments, and gain and losses on foreign debt.

SUPPLEMENTARY COMBINED COMPARATIVE FINANCIAL AND OPERATING INFORMATION (unaudited)
We believe that analysis of specific financial and operational results on a combined basis provides more meaningful year-over-year comparisons. The table below provides results comparing the three months ended March 31, 2025 as reported to the combined three months ended March 31, 2024. Hawaiian's financial information has been conformed to reflect Air Group's historical financial statement presentation. This information does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the periods presented.

	Three Months Ended March 31,
(in millions)	2025 As Reported	2024 Combined(a)	Change
Operating Revenue
Passenger revenue	$2,808	$2,585	9%
Loyalty program other revenue	207	193	7%
Cargo and other revenue	122	99	23%
Total Operating Revenue	3,137	2,877	9%
Operating expenses, excluding fuel	2,653	2,443	9%
Aircraft fuel, including hedging gains and losses	681	759	(10)%
Total Operating Expenses	3,334	3,202	4%
Operating Loss	(197)	(325)	(39)%
Non-operating expense	(36)	(18)	100%
Loss Before Income Tax	(233)	(343)	(32)%
Special items - operating	91	42	117%
Special items - net non-operating	—	(5)	(100)%
Mark-to-market fuel hedge adjustments	(3)	(15)	(80)%
(Gain)/Losses on foreign debt	5	(9)	(156)%
Adjusted Loss Before Income Tax	$(140)	$(330)	(58)%

Pretax Margin	(7.4)%	(11.9)%	4.5 pts
Adjusted Pretax Margin	(4.5)%	(11.5)%	7.0 pts

Combined Comparative Operating Statistics
Revenue passengers (000)	13,159	12,395	6.2%
RPMs (000,000) "traffic"	17,257	16,597	4.0%
ASMs (000,000) "capacity"	21,219	20,429	3.9%
Load factor	81.3%	81.2%	0.1 pts
Yield	16.28¢	15.57¢	4.6%
RASM	14.79¢	14.08¢	5.0%
CASMex	11.89¢	11.65¢	2.1%

Combined Comparative CASMex Reconciliation
Total operating expenses	$3,334	$3,202	4%
Less the following components:
Aircraft fuel, including hedging gains and losses	681	759	(10)%
Freighter costs	41	22	86%
Special items - operating	91	42	117%
Total operating expenses, excluding fuel, freighter costs, and special items	$2,521	$2,379	6%

ASMs	21,219	20,429	3.9%
CASMex	11.89¢	11.65¢	2.1%
(a) As provided on Form 8-K filed with the SEC on January 22, 2025, including certain immaterial reclassification and policy adjustments.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding certain costs from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. We believe that all U.S. carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact of company-specific cost drivers which are more controllable by management. We adjust for expenses related directly to our freighter aircraft operations, including those costs incurred under the ATSA with Amazon, to allow for better comparability to other carriers that do not operate freighter aircraft. We also exclude certain special charges as they are unusual or nonrecurring in nature and adjusting for these expenses allows management and investors to better understand our cost performance.

•CASMex is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance. CASMex is also a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Adjusted pretax income is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating and finance leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, rent, and special items)

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASMex - operating costs excluding fuel, freighter costs, and special items per ASM, or "unit cost"

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating and finance lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging programs and excluding operations under the Air Transportation Service Agreement (ATSA) with Amazon

Freighter Costs - operating expenses directly attributable to the operation of Alaska's B737 freighter aircraft and Hawaiian's A330-300 freighter aircraft exclusively performing cargo missions

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with revenue passengers

PRASM - passenger revenue per ASM, or "passenger unit revenue"

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, loyalty program revenue, and other ancillary revenue; represents the average total revenue for flying one seat one mile

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with revenue passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average passenger revenue for flying one passenger one mile